UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2005
Date of Report (Date of earliest event reported)

CARLETON VENTURES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 306, 1140 Homer Street
Vancouver, British Columbia Canada	V6B 2X6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1        REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01               Entry into a Material Definitive Agreement.

Carleton Ventures Corp. (“We” or the “Company”) has entered into subscription agreements with an aggregate of twenty one investors for the purchase and sale of an aggregate of 6,959,500 shares (the “Shares”) at a price of $0.10 per share for total proceeds of $695,950. Details of the sales of the Shares are provided in Item 3.02 of this Current Report on Form 8-K.

SECTION 3       SECURITIES AND TRADING MARKETS

Item 3.02            Unregistered Sales of Equity Securities

We have completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933 (the “Act”) and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

1.
On April 15, 2005, we completed a private placement with nine investors of 2,600,000 Shares at a price of $0.10 per Share for total proceeds of $260,000 pursuant to Rule 506 of Regulation D of the Act. We did not pay any fee or commission in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

2.
2. On April 15, 2005, we completed a private placement with eight investors of 1,655,000 Shares at a price of $0.10 per Share for total proceeds of $165,500 pursuant to Rule 903 of Regulation S of the Act. We did not pay any fee or commission in connection with the completion of the offering. We completed the offering of the Shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the Shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the Shares. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the Shares for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the Shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

3.
On April 19, 2005, we completed the sale of 2,704,500 Shares at a price of $0.10 per share for total proceeds of $270,450 pursuant to Section 4(2) of the Act to the following directors, officers and greater than 10% shareholders of the Company:

Name of Investor	Relationship to the Company	Number of Shares	Total Purchase Price
Glenn Catchpole	Director, President and Chief Executive Officer	50,000	$5,000
Aileen Lloyd	Director, Secretary, Treasurer and Chief Financial Officer	150,000	$15,000
Dennis Higgs	Director	1,049,500	$104,950
Darcy Higgs	Greater than 10% Shareholder	1,455,000	$145,500
	TOTAL	2,704,500	$270,450

Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLETON VENTURES CORP.

DATE: April 21, 2005	By:	/s/ Aileen Lloyd

AILEEN LLOYD
Director/ Secretary